Exhibit 1.1

14,500,000 Shares of Class A Common Stock

LIBERTY ENERGY INC.

CLASS A COMMON STOCK, PAR VALUE $0.01 PER SHARE

UNDERWRITING AGREEMENT

April 29, 2022

April 29, 2022

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

Schlumberger Technology Corporation (the “Selling Shareholder”) proposes to sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of 14,500,000 shares (the “Shares”) of Class A common stock, par value $0.01 per share (the “Class A Common Stock”), of Liberty Energy Inc., a Delaware corporation (the “Company”).

Liberty Oilfield Services New HoldCo LLC is herein referred to as “Liberty LLC.” Liberty Oilfield Services Holdings LLC is herein referred to as “Liberty Holdings.” R/C IV Non-US LOS Corp. is herein referred to as “R/C Corp.” Liberty Oilfield Services LLC (“LOS LLC”), LOS Cibolo RE Investments, LLC, ST9 Gas and Oil LLC, LOS Odessa RE Investments, LLC, LOS Canada Holdings Inc., LOS Canada Operations ULC, Freedom Proppant LLC, LOS Kermit LLC, Proppant Express Solutions, LLC, LOS Leasing Company LLC and LOS Merger Sub LLC are collectively referred to herein as the “Operating Subsidiaries.” The Company and Liberty LLC are hereinafter referred to as the “Liberty Parties.” The Liberty Parties, R/C Corp. and the Operating Subsidiaries are hereinafter referred to as the “Liberty Entities.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (Registration No. 333-264559), which contains a base prospectus (the “Base Prospectus”) to be used in connection with the public offer and sale of the Shares. Such registration statement, as amended through the date hereof, including the financial statements, exhibits and schedules thereto, at each time of effectiveness under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including any information deemed to be a part thereof pursuant to Rule 430B under the Securities Act, is hereinafter referred to as the “Registration Statement.” Any preliminary prospectus supplement filed with the Commission pursuant to Rule 424(b) under the Securities Act that describes the Shares and the offering thereof and is used prior to the filing of the Prospectus (as hereinafter defined) is hereafter called, together with the Base Prospectus, a “Preliminary Prospectus.” The term “Prospectus” shall mean the final prospectus supplement relating to the Shares that is first filed pursuant to Rule 424(b) under the Securities Act after the date and time that this Agreement is executed and delivered by the parties hereto, together with the Base Prospectus. Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Registration Statement, Base Prospectus, Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), and incorporated by reference in such Registration Statement, Base Prospectus, Preliminary Prospectus or Prospectus, as the case may be.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the Base Prospectus and any Preliminary Prospectus, as amended or supplemented, and “Time of Sale” means 9:10 A.M., New York City time, on April 29, 2022.

1. Representations and Warranties of the Liberty Parties. Each of the Liberty Parties jointly and severally represents and warrants to, and agrees with, each of the Underwriters that:

(a)

Registration Statement. The Company meets the requirements for the use of Form S-3 under the Securities Act. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 under the Securities Act, that automatically became effective upon filing with the Commission under the Securities Act not more than three years prior to the date hereof. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to the use of the automatic shelf registration statement form or any post-effective amendment thereto. No stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied, and will comply, in all material respects with the Exchange Act.

(b)

Well-Known Seasoned Issuer. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto, if applicable, for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Securities in reliance upon the exemption from Section 5(c) of the Securities Act set forth in Rule 163 under the Securities Act, and (iv) at the Time of Sale, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act.

(c)

No Material Misstatements or Omissions. (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder; (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as hereinafter defined), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by or on behalf of the Underwriters consists of the information described in Section 15 herein; and (v) there are no contracts or other documents that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required. As of the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers, none of (A) the Time of Sale Prospectus, and (B) any free writing prospectus, when considered together with the Time of Sale Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)

Free Writing Prospectus. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. The Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(e)

Ineligible Issuer. (A) At the time of filing of the Registration Statement, (B) at the earliest time thereafter that an offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities and (C) at the date hereof, the Company was not and is not an “ineligible issuer” as defined in Rule 405 under the Securities Act, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(f)

Formation, Good Standing and Foreign Qualifications of the Liberty Entities. Each of the Liberty Entities has been duly formed and is validly existing and in good standing under the laws of the jurisdiction of formation with all necessary corporate or limited liability company, as the case may be, power and authority to own or lease its property and to conduct its business, in all material respects, as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus. Each of the Liberty Entities is duly registered or qualified as a foreign entity to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such registration or qualification, except to the extent that the failure to be so registered or qualified or be in good standing would not be likely to have a material adverse effect on the financial condition, business, prospects, properties or results of operations of the Liberty Entities, taken as a whole (“Material Adverse Effect”).

(g)

Duly Authorized and Validly Issued Capital Stock. The Company has an authorized capitalization as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, and all of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued in accordance with the Amended and Restated Certificate of Incorporation, as amended by the Certificate of Amendment to Amended and Restated Certificate of Incorporation, and the Second Amended and Restated Bylaws of the Company (collectively, the “Company Organizational Documents”) and are fully paid and non-assessable.

(h)

Capitalization. After giving effect to the offering of the Shares as contemplated herein, the issued and outstanding equity interests of the Company will consist of 186,847,433 shares of Class A Common Stock and 333,353 shares of Class B common stock, par value $0.01 per share (the “Class B Common Stock”), of the Company.

(i)

Ownership of Liberty LLC. After giving effect to the offering of the Shares as contemplated herein, (i) the Company owns a managing member interest in Liberty LLC and 171,587,952 units representing limited liability company interests of Liberty LLC (the “Liberty LLC Units”) and (i) R/C Corp. owns 15,259,481 Liberty LLC Units; such managing member interest and Liberty LLC Units have been duly authorized and validly issued in accordance with the Second Amended and Restated Limited Liability Company Operating Agreement of Liberty LLC (the “Liberty LLC Agreement”) and are fully paid (to the extent required under the Liberty LLC Agreement) and non-assessable (except with respect to the Liberty LLC Units, as such non-assessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “DLLCA”)); and such managing member interest and Liberty LLC Units are owned by the Company free and clear of all liens, encumbrances, security interests, charges or claims (“Liens”), except (A) Liens under (i) the Credit Agreement, dated September 19, 2017, by and among Wells Fargo Bank, National Association, as administrative agent, Wells Fargo Bank, National Association, JPMorgan Chase Bank, N.A. and Citibank, N.A., as joint lead arrangers, Wells Fargo Bank, National Association, as book runner, JPMorgan Chase Bank, N.A. and Citibank, N.A., as syndication agents, the lender parties thereto, Liberty Holdings, as parent and LOS LLC and LOS Acquisition Co I LLC (“LOS Acquisition”), each as a borrower (as amended and supplemented, the “ABL Facility”) and (ii) the Credit Agreement, dated September 19, 2017, by and among LOS LLC and LOS Acquisition, each as a borrower, Liberty Holdings, as parent guarantor, and U.S. Bank National Association as agent (as amended and supplemented, and together with the ABL Facility, the “Credit Agreements”) and (B) as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(j)

Ownership of R/C Corp. and the Operating Subsidiaries. (i) The Company owns 100% of the corporate interests of R/C Corp.; such corporate interests have been duly authorized and validly issued in accordance with the corporate agreements of R/C Corp. (as the same may be amended or restated, the “R/C Corp. Organizational Documents”) and are fully paid (to the extent required under the R/C Corp. Organizational Documents) and non-assessable; and such corporate interests are owned by the Company, free and clear of all Liens, except (A) Liens under the Credit Agreements and (B) as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus. (ii) Liberty LLC owns, through LOS LLC, 100% of the limited liability company, unlimited liability company or corporate interests, as applicable, in each of the Operating Subsidiaries; such limited liability company, unlimited liability company or corporate interests, as applicable, have been duly authorized and validly issued in accordance with the limited liability company, unlimited liability company or corporate agreements of each Operating Subsidiary (as the same may be amended or restated, the “Operating Subsidiary Organizational Documents”) and are fully paid (to the extent required under the applicable Operating Subsidiary Organizational Documents) and non-assessable (except as such non-assessability may be affected by Sections 18-607 and 18-804 of the DLLCA or Section 101.206 of the Texas Business Organizations Code or by the laws of the Province of British Columbia, as applicable); and such limited liability company interests, unlimited liability company or corporate interests, as applicable, are owned by Liberty LLC, through LOS LLC, free and clear of all Liens, except (A) Liens under the Credit Agreements and (B) as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(k)

No Other Subsidiaries. Except for the Company’s ownership, directly or indirectly, of the limited liability company interests, unlimited liability company or corporate interests, as applicable, in Liberty LLC, R/C Corp. and each of the Operating Subsidiaries, the Company does not own, and at the Closing Date will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity, other than the equity or long-term debt securities of corporations, partnerships, limited liability companies, joint ventures, associations or other entities that, in the aggregate, would not constitute a significant subsidiary as such term is defined in Section 1.02(w) of Regulation S-X under the Securities Act.

(l)

Conformity of the Securities to Descriptions. The Class A Common Stock and the Class B Common Stock conform in all material respects as to legal matters to the descriptions thereof contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(m)

Authority. Each of the Liberty Parties has all requisite corporate or limited liability company, as applicable, power and authority to execute and deliver this Agreement and to perform its respective obligations hereunder. At the Closing Date, all corporate or limited liability company action, as applicable, required to be taken by any of the Liberty Parties or any of their securityholders or members for the authorization, sale and delivery of the Shares and the consummation of the transactions contemplated by this Agreement, shall have been duly and validly taken.

(n)	Authorization, Execution and Delivery of this Agreement. This Agreement has been duly and validly authorized, executed and delivered by each of the Liberty Parties.

(o)

No Conflicts. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, none of the execution, delivery and performance of this Agreement by the Liberty Parties and the consummation of the transactions contemplated by this Agreement by the Liberty Parties (A) constitutes or will constitute a violation of the organizational documents of any of the Liberty Entities, (B) constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) or Debt Repayment Triggering Event (as hereinafter defined) under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Liberty Entities is a party or by which any of them or any of their respective properties may be bound, (C) violates or will violate any statute, law, rule or regulation or any order, judgment, decree or injunction of any court or arbitrator or governmental agency or body directed to any of the Liberty Entities or any of their properties in a proceeding to which any of them or their property is a party or (D) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Liberty Entities, which breaches, violations, defaults or Liens, in the case of clauses (B), (C) or (D), would, individually or in the aggregate, have a Material Adverse Effect or materially impair the ability of any of the Liberty Parties to perform their respective obligations under this Agreement. A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by any debtor.

(p)

No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body having jurisdiction over any of the Liberty Entities or any of their respective properties is required in connection with the execution, delivery and performance of this Agreement by the Liberty Parties and the consummation by the Liberty Parties of the transactions contemplated by this Agreement , except for (A) such as may be required under the Securities Act and the rules and regulations of the Commission thereunder, the Exchange Act, and the rules and regulations of the Commission thereunder, state securities or “Blue Sky” laws and applicable rules and regulations under such laws, or the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the purchase and distribution by the Underwriters of the Shares in the manner contemplated herein and in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (B) such that have been, or on or prior to the Closing Date will be, obtained or made, and (C) such that, if not obtained, would not, individually or in the aggregate, be expected have a Material Adverse Effect or materially impair the ability of any of the Liberty Parties to consummate the transactions contemplated by this Agreement or perform their respective obligations under this Agreement.

(q)

No Default. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, none of the Liberty Entities is in (i) violation of its organizational documents, (ii) violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any decree of any court or governmental agency or body having jurisdiction over it, or (iii) breach, default (or an event which, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any obligation, covenant or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation in the case of clause (ii) or (iii) would, if continued, individually or in the aggregate, have a Material Adverse Effect or materially impair the ability of any of the Liberty Parties to perform their respective obligations under this Agreement.

(r)

Absence of Legal Proceedings. There are no legal or governmental proceedings pending or threatened to which any Liberty Entity is a party or to which any of the properties of any Liberty Entity is subject other than proceedings accurately described in all material respects in the Registration Statement, the Time of Sale Prospectus and the Prospectus and proceedings that would not have a Material Adverse Effect or materially impair the power or ability of any Liberty Entity to perform its obligations under this Agreement or to consummate the transactions contemplated by the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(s)

Preliminary Prospectus. Each Preliminary Prospectus, if any, filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with any Underwriter Information (as defined in Section 15 of this Agreement).

(t)

Investment Company Act. None of the Liberty Entities is, and after giving effect to the offering and sale of the Shares as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus will be, required to register as an “investment company” or a company “controlled by” an “investment company,” each within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(u)

Environmental Compliance. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, each of the Liberty Entities (i) is in compliance with any and all applicable federal, state, provincial, territorial and local laws and regulations relating to the prevention of pollution or protection of human health and safety (to the extent human health and safety relate to exposure to Hazardous Materials, as defined below) and the environment or imposing legally enforceable liability or standards of conduct concerning any Hazardous Material (collectively, “Environmental Laws”), (ii) has timely applied for or received all permits required of it under applicable Environmental Laws to conduct its business as presently conducted, (iii) is in compliance with all terms and conditions of any such received permits (iv) is not subject to any written or, to the knowledge of the Liberty Entities, threatened adverse claim by any governmental agency or government body or other person relating to Environmental Laws or Hazardous Materials and (v) to the knowledge of the Liberty Entities, does not have any liability in connection with the release into the environment of any Hazardous Material, except where such failure to comply with Environmental Laws in clause (i) above, such failure to receive required permits in clause (ii) above, such failure to comply with the terms and conditions of such permits in clause (iii) above, and such claims in clause (iv) above, and such liability in clause (v) would not, individually or in the aggregate, have a Material Adverse Effect. The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and Environmental Protection and Enhancement Act (Alberta), as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, and Environmental Protection and Enhancement Act (Alberta), as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl, (E) any pollutant or contaminant or hazardous or toxic chemical, material, waste or substance regulated under any applicable law or regulation designed to protect the environment and (F) any other chemicals, materials, or substances designated, classified, or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Laws. In the ordinary course of their businesses, each of the Liberty Entities periodically reviews the effect of Environmental Laws on its business, operations and properties, in the course of which it identifies and evaluates costs and liabilities that are reasonably likely to be incurred pursuant to such Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, each of the Liberty Entities has reasonably concluded that, except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, such associated costs and liabilities relating to the Liberty Entities would not, individually or in the aggregate, have a Material Adverse Effect.

(v)

Environmental Costs. To the knowledge of the Liberty Entities, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, have a Material Adverse Effect.

(w)

Distribution Restrictions. None of Liberty LLC, R/C Corp. or the Operating Subsidiaries are prohibited, directly or indirectly, from making any distributions to the Company, from making any other distribution on such subsidiary’s equity interests, from repaying to the Company or its affiliates any loans or advances to such subsidiary from the Company or its affiliates or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except (i) as described in or contemplated by the Registration Statement, the Time of Sale Prospectus and the Prospectus (including any amendment or supplement thereto), (ii) such prohibitions mandated by the laws of each such subsidiary’s jurisdiction of formation and the Liberty LLC Agreement and the Operating Subsidiary Organizational Documents, as applicable, (iii) such prohibitions arising under the debt agreements of such subsidiaries, (iv) for such approval or other consent from governmental entities relating to restrictions on the transfer, pledge or other encumbrance of ownership or assets arising under federal, state, provincial or territorial or local laws applicable to natural gas storage and transportation assets and (v) where such prohibition would not, individually or in the aggregate, have a Material Adverse Effect.

(x)

No Preemptive Rights or Options. Except as described in the Registration Statement, the Time of Sale Prospectus, the Prospectus or as contained in the relevant organizational documents of each of the Liberty Entities, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any Class A Common Stock or other equity interests of the Company, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any Class A Common Stock or other equity interests of the Company, and (iii) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Shares. Except for options granted pursuant to employee benefit plans, qualified stock option plans, or other employee compensation plans in effect as of the date of this Agreement, and except as described in the Registration Statement, the Time of Sale Prospectus, the Prospectus, there are no outstanding options or warrants to purchase any capital stock, limited liability company interests or other equity interests of any of the Liberty Entities.

(y)

No Registration Rights. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus or as have been waived, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(z)

Foreign Corrupt Practices Act; Corruption of Foreign Public Officials Act (Canada). (i) None of the Liberty Entities nor any of their subsidiaries or affiliates, or any director, officer, or employee, nor, to the Company’s knowledge, any agent or representative of the Liberty Entities or of any of their subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) (“Government Official”) in order to influence official action, or to any person in violation of any applicable anti-corruption laws or regulations; and (ii) the Liberty Entities and their subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein.

(aa)

No Conflict with Anti-Money Laundering Laws. The operations of each of the Liberty Entities are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), the Criminal Code (Canada) and the applicable anti-money laundering statutes of jurisdictions where the Liberty Entities conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Liberty Entities with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Liberty Entities, threatened.

(bb)

OFAC. (i) None of the Liberty Entities, nor any director, officer, or employee thereof, nor, to the Company’s knowledge, any agent, affiliate or representative of any of the Liberty Entities, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(A) the subject of any applicable sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), Global Affairs Canada, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Cuba, Iran, North Korea, Russia and Syria).

For the past 5 years, the Liberty Entities have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(cc)

Absence of Certain Changes. Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Liberty Entities have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) none of the Liberty Entities have purchased any of its outstanding capital stock or limited liability interests, as applicable, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock or limited liability interests, as applicable, other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock or limited liability interest, as applicable, long-term debt of the Liberty Entities, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively. There has not occurred any event that has resulted in a Material Adverse Effect, or any development that could reasonably be expected to result in a Material Adverse Effect, from that set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(dd)

Title to Properties. Each of the Liberty Entities has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Liberty Entities, in each case free and clear of all Liens except those that (i) are described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, or (ii) do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Liberty Entities; and any real property and buildings held under lease by the Liberty Entities are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Liberty Entities, in each case except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(ee)

Intellectual Property. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Liberty Entities own or possess, or as far as the Liberty Entities know, can acquire on reasonable terms, all material patent rights, and rights in copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary and confidential information), industrial designs, trademarks, service marks and trade names currently employed by them in connection with and necessary for the business now operated by them, and (ii) none of the Liberty Entities have received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(ff)

Cybersecurity; Data Privacy. The Liberty Entities’ respective information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications and databases (the “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Liberty Entities as currently conducted, except as would not be expected to, individually or in the aggregate, have a Material Adverse Effect. The Liberty Entities (i) have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses except as would not have, individually or in the aggregate, a Material Adverse Effect, and (ii) to the knowledge of the Company, there have been no breaches, violations, outages or unauthorized uses of or accesses to same (nor any incidents under internal review or investigations relating to the same), except for those that have been remedied without material cost or liability or the duty to notify any other person. The Liberty Entities are presently in compliance, in all material respects, with all applicable laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to export control laws, the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(gg)

Absence of Labor Dispute. No material labor dispute with the employees of any of the Liberty Entities exists, except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, or to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that would, individually or in the aggregate, have a Material Adverse Effect.

(hh)

Insurance. Except as would not reasonably be expected to have a Material Adverse Effect, the Liberty Entities are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged. None of the Liberty Entities has been refused any insurance coverage sought or applied for; and none of the Liberty Entities has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(ii)

Licenses and Permits. Each of the Liberty Entities has such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (“permits”) as are necessary to own its properties and to conduct its business in the manner described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, subject to such qualifications as may be set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, except for such permits that, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect, and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any impairment of the rights of the holder of any such permit, subject to such qualifications as may be set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, except for such permits that, if revoked or terminated, would not, individually or in the aggregate, have a Material Adverse Effect.

(jj)

Books and Records; Accounting Controls. The Liberty Entities maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States (“U.S. GAAP”) and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) under the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(kk)

Disclosure Controls. The Company has established and maintains disclosure controls and procedures (to the extent required by and as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act), which (i) are designed to provide reasonable assurance that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and communicated to the Company’s management, including its principal executive officer and principal financial officer, as appropriate, to allow for timely decisions regarding required disclosure, and (ii) are effective in all material respects to perform the functions for which they were established to the extent required by Rules 13a-15 and 15d-15 under the Exchange Act.

(ll)

Sarbanes-Oxley Act of 2002. The Company and its directors and officers, in their capacities as such, are in compliance in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(mm)

Financial Statements. As of March 31, 2022, the Company had, on the combined basis indicated in the Registration Statement, the Time of Sale Prospectus and the Prospectus, a capitalization as set forth therein. The financial statements (including the related notes and supporting schedules) and other financial information included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus (and any amendment or supplement thereto) comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act, and present fairly in all material respects the financial position, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein at the respective dates or for the respective periods to which they apply and have been prepared in accordance with U.S. GAAP consistently applied throughout the periods involved, except to the extent disclosed therein. The historical financial and operating data incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus (and any amendment or supplement thereto) are prepared on a basis consistent with the audited historical combined financial statements financial statements, as applicable, from which they have been derived and fairly present in all material respects the information shown thereby. Other than the financial statements or schedules included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, no other financial statements or schedules of the Company are required to be included in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the Securities Act or the Exchange Act and the rules and regulations of the Commission thereunder. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus fairly presents in all material respects the information called for and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. All disclosures included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable.

(nn)

Independent Registered Accounting Firm. Deloitte & Touche LLP, who has certified certain financial statements of the Company, whose report appears in the Registration Statement, the Time of Sale Prospectus and the Prospectus and who has delivered the initial letters referred to in Section 6(h) hereof, are independent public accountants as required by the Securities Act and the Public Company Accounting Oversight Board.

(oo)

Exempted Securities. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, and except for any issuance of Class A Common Stock pursuant to the Liberty LLC Agreement, the Company has not sold, issued or distributed any shares of Class A Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(pp)

Market Stabilization. None of the Liberty Entities has taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(qq)

Statistical Data. Any statistical and market-related data included in the Registration Statement, the Time of Sale Prospectus and the Prospectus are based on or derived from sources that the Liberty Entities reasonably believe to be reliable and accurate in all material respects.

(rr)

Disclosure. The statements made in or incorporated by reference into the Registration Statement, the Time of Sale Prospectus and the Prospectus under (i) the caption “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of statutes, rules or regulation, legal or governmental proceedings or contracts and other documents, descriptions of the Class A Common Stock, Class B Common Stock and Liberty LLC Units, and (ii) the caption “Material U.S. Federal Income and Estate Tax Considerations From Non-U.S. Holders,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair.

(ss)

No Distribution of Other Offering Materials. None of the Liberty Entities has distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Time of Sale Prospectus, the Prospectus, and any other materials, if any, permitted by the Securities Act, including Rule 134 thereunder.

(tt)	Listing on the New York Stock Exchange. The Shares are listed on the New York Stock Exchange (the “NYSE”).

(uu)

Affiliations. (vv) To the knowledge of the Liberty Entities, there are no affiliations or associations between (i) any member of FINRA and (ii) the Liberty Entities or any of their respective officers, directors or 5% or greater security holders, except as described in the Registration Statement (excluding the exhibits thereto) and the Prospectus.

(ww)

Relationships. No relationship, direct or indirect, exists between or among any Liberty Entity, on the one hand, and the directors, officers, equity holders, affiliates, customers or suppliers of any Liberty Entity, on the other hand, that is required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and is not so described.

(xx)

Brokers. There are no contracts, arrangements or understandings (other than this Agreement) between any Liberty Entity and any person that would give rise to a valid claim against any Liberty Entity or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the offering of the Shares.

(yy)

Tax Returns. Each of the Liberty Entities has filed all federal, state, provincial, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect) and has paid all taxes required to be paid thereon (except for cases in which the failure to pay would not, individually or in the aggregate, reasonably be expected to have a Material

Adverse Effect, or, except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Company). No tax deficiency has been determined adversely to any Liberty Entity which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and no Liberty Entity has any notice or knowledge of any tax deficiencies which could reasonably be expected to be determined adversely to the Liberty Entities and which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(zz)

ERISA. Except as would not reasonably be expected to result in a Material Adverse Effect, (i) each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Company or any of its subsidiaries would have, directly or indirectly, any liability (each a “Plan”) has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) with respect to each Plan subject to Title IV of ERISA (A) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (B) no failure to satisfy the minimum funding standard (within the meaning of Section 302 of ERISA or Sections 412 and 430 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (C) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan), and (D) neither the Company nor any of its subsidiaries has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(c)(3) of ERISA); and (iv) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, that could reasonably be expected to cause the loss of such qualification.

(aaa)

Canadian Pension Plans. As of the date hereof, neither LOS Canada Holdings Inc. nor LOS Canada Operations ULC maintains or contributes to any Canadian Pension Plan, including, without limitation, any Canadian Pension Plan that contains a “defined benefit provision” as defined in the Income Tax Act (Canada) or any “multi-employer pension plan” as defined in the Pension Benefits Standards Act (British Columbia). In this Section 1(aaa), “Canadian Pension Plan” means a pension plan that is a “registered pension plan” (as defined in the Income Tax Act (Canada)) or that is required to be registered under, or is subject to, the Pension Benefits Standard Act (British Columbia) or other Canadian federal or provincial law with respect to pension benefits standards and that is maintained or contributed to by a Liberty Party for its Canadian employees or former employees, but does not include the Canadian Pension Plan or the Quebec Pension Plan as maintained by the Government of Canada or the Province of Quebec, respectively.

Any certificate signed by any officer of any of the Liberty Parties and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares shall be deemed a representation and warranty by the Liberty Parties, as to matters covered thereby, to the Underwriters.

2. Representations and Warranties of the Selling Shareholder. The Selling Shareholder represents and warrants to and agrees with each of the Underwriters that:

(a) Existence and Qualification. The Selling Shareholder is validly existing and in good standing as a corporation under the laws of its jurisdiction of incorporation.

(b) Authority and Authorization. The Selling Shareholder has all requisite power and authority to execute and deliver this Agreement, and to perform its obligations hereunder. The Selling Shareholder has all requisite corporate power and authority to sell and deliver the Shares to be sold by the Selling Shareholder, in accordance with and upon the terms and conditions set forth in this Agreement and as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus. At the Closing Date, all corporate action required to be taken by the Selling Shareholder for the sale and delivery of the Shares to be sold by the Selling Shareholder and the consummation of any other transactions contemplated by this Agreement and the consummation of any other transactions contemplated by this Agreement shall have been validly taken.

(c) Authorization, Execution and Delivery of this Agreement. This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Shareholder.

(d) No Conflicts; No Consents. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, none of (i) the offering and sale by the Selling Shareholder of the Shares to be sold by the Selling Shareholder, if any, (ii) the application of the net proceeds therefrom, or (iii) the execution, delivery and performance of this Agreement will contravene (A) any provision of law applicable to the Selling Shareholder, (B) the organizational documents of the Selling Shareholder, (C) any agreement or other instrument binding upon the Selling Shareholder or (D) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Selling Shareholder, which contravention, in the case of clauses (A), (C) or (D), would, individually or in the aggregate, have a Material Adverse Effect, or perform its obligations hereunder. No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Selling Shareholder of its obligations under this Agreement, or the consummation by the Selling Shareholder of the transactions contemplated hereunder except (x) such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares, (y) such that have been, or on or prior to the Closing Date will be, obtained or made, and (z) such that, if not obtained, would not, individually or in the aggregate, be expected have a Material Adverse Effect.

(e) Title to the Shares. As of the date hereof, the Selling Shareholder has, and upon the Closing Date, the Selling Shareholder will have, a valid title to, or a valid “security entitlement” (as defined in Section 8-102(a)(17) of the New York Uniform Commercial Code (the “UCC”)) pursuant to Section 8-501 of the UCC in respect of, the Shares to be sold by the Selling Shareholder, free and clear of all Liens.

(f) Registration with DTC. Upon payment for the Shares to be sold by the Selling Shareholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters at DTC (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the UCC) to such Shares, (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any “adverse claim”, within the meaning of Section 8-102(a)(1) of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, the Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s registry in accordance with the Company Organizational Documents, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102(a)(6) of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(g) Registration Statement. (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares to be sold by the Selling Shareholder in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date, the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this paragraph 2(g) are limited to statements or omissions made in reliance upon and in conformity with information relating to the Selling Shareholder furnished to the Company in writing by the Selling Shareholder expressly for use in the Registration Statement, the Time of Sale Prospectus, the Prospectus or any amendments or supplements thereto, it being understood and agreed that such information is limited to the name of the Selling Shareholder, the number of offered Shares by the Selling Shareholder and the address and other information with respect to the Selling Shareholder that appear in the footnotes under the caption “Selling Stockholders” in the Registration Statement, any Time of Sale Prospectus, the Prospectus, any issuer free writing prospectus and any amendment or supplement thereto (collectively, the “Selling Shareholder Information”).

(h) Not Prompted to Sell. The Selling Shareholder is not prompted to sell Shares by any information concerning the Company that is not set forth in the Registration Statement, the Time of Sale Prospectus or the Prospectus.

(i) Stabilization. Neither the Selling Shareholder nor any of its affiliates have taken, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Shares.

(j) No Distribution of Other Offering Materials. The Selling Shareholder has not distributed and, prior to the later to occur of the Closing Date and completion of the distribution of the Shares, will not distribute, any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Time of Sale Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Underwriters have consented in accordance with this Agreement, and any other materials, if any, permitted by the Securities Act, including Rule 134 thereunder.

(k) OFAC. The Selling Shareholder will not, directly or indirectly, use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person or entity for the purposes of financing the activities of any Person currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

(l) ERISA. The Selling Shareholder is not (1) an employee benefit plan subject to ERISA, (2) a plan or account subject to Section 4975 of the Code or (3) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise.

Any certificate signed by any officer of the Selling Shareholder and delivered to the Underwriters or counsel for the Selling Shareholder in connection with the offering of the Shares shall be deemed a representation and warranty by the Selling Shareholder, as to matters covered thereby, to the Underwriters.

3. Agreements to Sell and Purchase. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Selling Shareholder hereby agrees to sell to the several Underwriters 14,500,000 Shares, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Selling Shareholder at $15.50 per share (the “Purchase Price”) the number of Shares set forth in Schedule I hereto opposite the name of such Underwriter.

4. [Reserved].

5. Payment and Delivery. Payment for the Shares shall be made to the Selling Shareholder in Federal or other funds immediately available in New York City to the accounts designated by the Selling Shareholder against delivery of such Shares for the respective accounts of the several Underwriters at 10:00 A.M., New York City time, on May 3, 2022, or at such other time on the same or such other date not later than May 3, 2022, as shall be designated in writing by you. The time and date of such payment are herein referred to as the “Closing Date.”

The Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date. The Shares shall be delivered to you through the facilities of DTC on the Closing Date for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid against payment of the Purchase Price therefor.

Deliveries of the documents described in Section 6 hereof with respect to the purchase of the Shares shall be made at the offices of Baker Botts L.L.P. at 910 Louisiana Street, Houston, Texas 77002, at 9:00 A.M., New York City time, on the Closing Date.

6. Conditions to the Underwriters’ Obligations. The obligation of the Selling Shareholder to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the conditions that the Registration Statement shall have become effective not later than 4:30 P.M., New York City time, on the date hereof, and that (i) no stop order suspending the effectiveness of the Registration Statement or suspending or preventing the use of the most recent Preliminary Prospectus, the Prospectus or any issuer free writing prospectus shall have been issued and (ii) no proceeding for that purpose shall have been instituted or, to the knowledge of the Liberty Parties, threatened by the Commission.

The several obligations of the Underwriters are subject to the following further conditions:

(a) All filings required by Rule 424 under the Securities Act shall have been timely made. All material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the Securities Act. Any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Underwriters.

(b) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, to the extent applicable:

(i)

there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Liberty Entities by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(ii)

there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business, properties or results of operations of the Liberty Entities, taken as a whole, from that set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(c) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by the Chief Financial Officer and General Counsel, to the effect that such officers have examined the Registration Statement, the Time of Sale Prospectus and the Prospectus and this Agreement and that: (i) the condition set forth in Section 6(b)(i) above has been fully satisfied; (ii) (A) the representations and warranties of the Liberty Parties contained in this Agreement are true and correct as of the Closing Date and (B) the Liberty Parties have complied with all of the agreements and satisfied all of the conditions on their respective parts to be performed or satisfied hereunder on or before the Closing Date; and (iii) since the date of the most recent financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Time of Sale Prospectus and the Prospectus (exclusive of any supplement thereto).

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(d) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an authorized representative of the Selling Shareholder, to the effect that such representative has examined the Registration Statement, the Time of Sale Prospectus, the Prospectus and this Agreement and that (a) the representations and warranties of the Selling Shareholder contained in this Agreement are true and correct as of the Closing Date and (b) the Selling Shareholder has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The representative signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(e) The Underwriters shall have received on the Closing Date an opinion of Haynes and Boone, LLP, counsel for the Liberty Parties, addressed to the Underwriters, and dated the Closing Date, substantially in the form attached hereto as Exhibit A-1.

(f) The Underwriters shall have received on the Closing Date an opinion of Latham & Watkins LLP, counsel for the Selling Shareholder, addressed to the Underwriters, and dated the Closing Date, substantially in the form attached hereto as Exhibit A-2.

(g) The Underwriters shall have received on the Closing Date an opinion of Baker Botts L.L.P., counsel for the Underwriters, addressed to the Underwriters, and dated the Closing Date, in form and substance satisfactory to the Underwriters.

(h) The Underwriters shall have received, on each of the date hereof and the Closing Date, letters dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Deloitte & Touche LLP, an independent public accountant, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters dated, respectively, the date of this Agreement, the time of purchase and, if applicable, any additional time of purchase, in the forms satisfactory to the Underwriters, which letters shall cover, without limitation, the various financial disclosures contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letters delivered on the Closing Date shall use a “cut-off date” no more than three business days prior to the Closing Date.

(i) No Prospectus or amendment or supplement to the Registration Statement or the Prospectus shall have been filed to which the Underwriters shall have objected in writing.

(j) The Underwriters shall have received prior to the date hereof duly executed “lock-up” agreements, each substantially in the form of Exhibit B, of the persons and entities named in Schedule II hereto, relating to sales and certain other dispositions of shares of Class A Common Stock or certain other securities, and each shall be in full force and effect on the Closing Date.

(k) FINRA shall not have raised any objections with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.

(l) The Company shall have furnished to the Underwriters such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, the Time of Sale Prospectus or the Prospectus as of the Closing Date, as the Underwriters may reasonably request.

(m) The Company and the Selling Shareholder each shall have furnished to the Underwriters, at the time this Agreement is executed and delivered and on the Closing Date, such further information, opinion, certificates, letters and documents as the Underwriters may have reasonably requested.

All such opinions, certificates, letters and documents referred to in this Section 6 will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters. The Selling Shareholder shall furnish to the Underwriters conformed copies of such opinions, certificates, letters and other documents in such number as they shall reasonably request.

7. Covenants of the Company. The Liberty Parties, severally and jointly, covenant with each Underwriter as follows:

(a) To furnish to the Underwriters and counsel for the Underwriters, without charge, a signed copy of the Registration Statement (including exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 A.M., New York City time, or as soon as reasonably practicable thereafter, in either case on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(f) or 7(g) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request. In case any Underwriter is required to deliver (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), in connection with the sale of the Shares, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Securities Act, the Company will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Securities Act.

(b) To advise you promptly of any request by the Commission for amendments or supplements to the Registration Statement, the Time of Sale Prospectus, the Prospectus or any issuer free writing prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order or relief from such occurrence as soon as reasonably possible. Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) If, at the time this Agreement is executed and delivered, it is necessary or appropriate for a post-effective amendment to the Registration Statement, or the Rule 462 Registration Statement to be filed with the Commission and become effective before the Shares may be sold, to use its best efforts to cause such post-effective amendment or such Rule 462 Registration Statement to be filed and become effective, and to pay any applicable fees in accordance with the Securities Act, as soon as reasonably possible; and the Company will advise you promptly and, if requested by you, will confirm such advice in writing, (i) when such post-effective amendment or such Registration Statement has become effective, and (ii) if Rule 430A under the Securities Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Securities Act (which the Company agrees to file in a timely manner in accordance with such Rule).

(d) To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(e) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(f) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(g) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(h) To endeavor, in cooperation with the Underwriters, to qualify the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Underwriters may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Shares; provided, however, that no Liberty Party shall be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(i) To use its best efforts to maintain the listing of the Shares on the NYSE.

(j) For so long as the Company is subject to the reporting requirements of Section 13(g) or 15(d) of the Exchange Act, to maintain a transfer agent and, if necessary under the jurisdiction of formation of the Company, a registrar for the Class A Common Stock.

(k) To make generally available to the Company’s security holders and to you as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(l) The Company also covenants with each Underwriter that, without the prior written consent of the Underwriters, it will not, during the period ending 30 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any Class A Common Stock or any other securities convertible into or exercisable or exchangeable for Class A Common Stock (other than the grant or issuance of Class A Common Stock, other shares, options or other awards pursuant to employee benefit plans, qualified option plans or other employee compensation plans existing on the date hereof or described in the most recent Preliminary Prospectus), (2) file any registration statement with the Commission relating to the offering of any shares of Class A Common Stock or any securities convertible into or exercisable or exchangeable for Class A Common Stock (other than any registration statement on Form S-8 or an amendment to any registration statement on Form S-8), (3) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Class A Common Stock, whether any such transaction described in clause (1), (2) or (3) above is to be settled by delivery of Class A Common Stock or such other securities, in cash or otherwise. In addition, each of the Liberty Parties agrees that, without the prior written consent of the Underwriters, it will not, during the Restricted Period, make any demand for, or exercise any right with respect to, the registration of any shares of Class A Common Stock or any security convertible into or exercisable or exchangeable for Class A Common Stock.

The restrictions contained in the preceding paragraph shall not apply to (a) the issuance by the Company of shares of Class A Common Stock upon the exercise of an option or warrant or the exchange or conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing or which has been disclosed in the Registration Statement, Time of Sale Prospectus or Prospectus, (b) the issuance by the Company of shares of Class A Common Stock upon exchanges or redemptions pursuant to the Liberty LLC Agreement, except for any such exchanges or redemptions with respect to R/C Corp. and the Operating Subsidiaries, or (c) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Class A Common Stock, provided that (i) such plan does not provide for the transfer of Class A Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Class A Common Stock may be made under such plan during the Restricted Period.

8. Covenants of the Selling Shareholder. The Selling Shareholder covenants with each Underwriter as follows:

(a) To deliver to each Underwriter (or its agent), prior to or at the Closing Date, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 or an IRS Form W-8, as appropriate, together with all required attachments to such form.

(b) During the offering period, not to take, directly or indirectly, any action designed to cause or result in, or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Class A Common Stock to facilitate the sale or resale of the Class A Common Stock in violation of any law, rule or regulation.

(c) To advise the Underwriters promptly, and if requested by the Underwriters, to confirm such advice in writing, so long as delivery of a prospectus relating to the Shares by an underwriter or dealer may be required under the Securities Act, of any material change in the Selling Shareholder’s Selling Shareholder Information which comes to the attention of the Selling Shareholder.

(d) To deliver prior to the date hereof a duly executed “lock-up” letter agreement, substantially in the form of Exhibit B hereto, relating to sales and certain other dispositions of Class A Common Stock or certain other securities, and to cause such agreement to continue to be in full force and effect on the Closing Date.

(e) To deliver to each Underwriter (or its agent) a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation and to undertake to provide such additional supporting documentation, in each case as each Underwriter may reasonably request in connection with the verification of the foregoing certification.

9. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Liberty Parties agree to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Liberty Parties’ counsel and of the counsel for the Selling Shareholder and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any Preliminary Prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by any of the Liberty Parties and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(h) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by FINRA (including related fees and expenses of counsel to the Underwriters), (v) the cost of printing certificates representing the Shares, (vi) the costs and charges of any transfer agent, registrar or depositary, (vii) the document production charges and expenses associated with printing this Agreement and (viii) all other costs and expenses incident to the performance of the obligations of the Liberty Parties and the Selling Shareholder hereunder for which provision is not otherwise made in this Section 9. It is understood, however, that except as provided in this Section 9, Section 11 entitled “Indemnity and Contribution,” and the last paragraph of Section 13 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

The provisions of this Section 9 shall not supersede or otherwise affect any agreement that the Liberty Parties and the Selling Shareholder may otherwise have for the allocation of such expenses among themselves.

10. Covenants of the Underwriters. Each Underwriter severally covenants with the Liberty Parties not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

11. Indemnity and Contribution. (a) The Liberty Parties, jointly and severally, agree to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each selling agent and affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any Preliminary Prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use therein.

(b) The Selling Shareholder agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any Preliminary Prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but such indemnification shall apply only to losses, claims, damages or liabilities caused by information relating to the Selling Shareholder furnished to the Company or the Underwriters in writing by or on behalf of the Selling Shareholder expressly for use therein, it being understood and agreed upon that the only such information furnished by the Selling Shareholder consists only of the Selling Shareholder’s Selling Shareholder Information. Notwithstanding anything to the contrary in this Section 11, the liability of the Selling Shareholder under this Section 11 shall be limited to an amount equal to the aggregate Purchase Price of the Shares, if any, sold by the Selling Shareholder under this Agreement.

(c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Liberty Parties, the Selling Shareholder, the Company’s directors, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or the Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus or any amendment or supplement thereto.

(d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 11(a), 11(b) or 11(c), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Selling Shareholder and all persons, if any, who control the Selling Shareholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Underwriters. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Shareholder and such control persons of the Selling Shareholder, such firm shall be designated in writing by the person named as attorney-in-fact for the Selling Shareholder under the Power of Attorney. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any such indemnified party.

(e) To the extent the indemnification provided for in Section 11(a), 11(b) or 11(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Selling Shareholder on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Selling Shareholder and the total underwriting discounts and commissions received by the Underwriters. The relative fault of the Company and the Selling Shareholder on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Shareholder or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 11 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(f) The Company, the Selling Shareholder and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 11(e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(g) The indemnity and contribution provisions contained in this Section 11 and the representations, warranties and other statements of the Company and the Selling Shareholder contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, the Selling Shareholder or any person controlling the Selling Shareholder, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

12. Termination. The Underwriters may terminate this Agreement at any time by notice given by you to the Company and the Selling Shareholder, if after the execution and delivery of this Agreement and on or prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the NYSE, the NYSE MKT, the NASDAQ Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade or other relevant exchanges, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, individually or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the Time of Sale Prospectus or the Prospectus.

13. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 13 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Shares and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares to be purchased on such date, and arrangements satisfactory to you and the Selling Shareholder for the purchase of such Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Selling Shareholder. In any such case either you or the Selling Shareholder shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Selling Shareholder to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Selling Shareholder shall be unable to perform its obligations under this Agreement, the Selling Shareholder will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Liberty Parties will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

14. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement among the Company and the Selling Shareholder, on the one hand, and the Underwriters, on the other, with respect to the preparation of the Registration Statement, any Preliminary Prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b) The Company and the Selling Shareholder each acknowledge that in connection with the offering of the Shares: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company, the Selling Shareholder or any other person, (ii) the Underwriters owe the Company and the Selling Shareholder only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this

Agreement), if any, (iii) the Underwriters may have interests that differ from those of the Selling Shareholder, (iv) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice or solicitation of any action by the Underwriters with respect to any entity or natural person and (v) the Underwriters have not provided any legal, accounting, regulatory, investment or tax advice with respect to the offering of the Shares and each of the Company and the Selling Shareholder has consulted its own respective legal, accounting, financial, regulatory and tax advisors to the extent it deemed appropriate. The Company and the Selling Shareholder each waive to the fullest extent permitted by applicable law any claims they may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

(c) The Selling Shareholder further acknowledges and agrees that, although the Underwriters may provide certain Selling Shareholders with certain Regulation Best Interest and Form CRS disclosures or other related documentation in connection with the offering, the Underwriters are not (i) making a recommendation to or providing investment advice for the Selling Shareholder to participate in the offering or sell any Shares at the Purchase Price or (ii) soliciting any action by the Underwriters, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation, providing such investment advice or soliciting such action.

15. Information Furnished by the Underwriters. The Company and the Selling Shareholder each acknowledge that the following statements set forth in the most recent Preliminary Prospectus and the Prospectus: (a) the names of the Underwriters, (b) the statements set forth in the last paragraph on the cover page of the Prospectus and (c) the information contained in paragraphs 11, 12 and 13 under the caption “Underwriting” constitute the only information furnished by or on behalf of the Underwriters for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, any issuer free writing prospectus or in any amendment or supplement thereto (such information, the “Underwriter Information”).

16. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Electronic signatures complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law will be deemed original signatures for purposes of this Agreement. Transmission by telecopy, electronic mail or other transmission method of an executed counterpart of this Agreement will constitute due and sufficient delivery of such counterpart.

17. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

18. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

19. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to BofA Securities, Inc., One Bryant Park, New York, New York 10036, Email: dg.ecm_execution_services@bofa.com, Attention: Syndicate Department, with a copy to: Email: dg.ecm_legal@bofa.com, Attention: ECM Legal; and J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212) 622-8358), Attention: Equity Syndicate Desk; if to the Selling Shareholder shall be delivered, mailed or sent to Schlumberger Technology Corporation, 5599 San Felipe, 16th Floor, Houston, Texas 77056, Attention: Corrie Merchant, Treasurer, with copy to Samantha Blons, SL Corporate Legal; and if to the Liberty Parties shall be delivered, mailed or sent to Liberty Energy Inc., 950 17th Street, Suite 2400, Denver Colorado 80202, Attention: Sean Elliott, Vice President, General Counsel and Corporate Secretary.

20. Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) For purpose of this Section 20, (i) the term “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (ii) the term “Covered Entity” means any of the following: (A) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (B) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (C) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (iii) the term “Default Rights” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (iv) the term “U.S Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature pages follow.]

Very truly yours, Liberty Energy Inc.

By:	/s/ R. Sean Elliott
	Name:	R. Sean Elliott
	Title:	Vice President, General Counsel and Corporate Secretary

Liberty Oilfield Services New HoldCo LLC

By:	Liberty Energy Inc., its managing member

By:	/s/ R. Sean Elliott
	Name:	R. Sean Elliott
	Title:	Vice President, General Counsel and Corporate Secretary

Signature Page to Underwriting Agreement

Schlumberger Technology Corporation

By:	/s/ Corrie Merchant
Name: Corrie Merchant
Title: Treasurer

Signature Page to Underwriting Agreement

Accepted as of the date hereof

BofA Securities, Inc.

By:	/s/ R. Keith Harman
Name: R. Keith Harman
Title: Managing Director

J.P. Morgan Securities LLC

By:	/s/ Lucy Brash
Name: Lucy Brash
Title: Executive Director

Signature Page to Underwriting Agreement

SCHEDULE I

Underwriter	Number of Shares To Be Purchased
BofA Securities, Inc.	7,250,000
J.P. Morgan Securities LLC	7,250,000

Total:	14,500,000

I-1

SCHEDULE II

Persons and Entities Delivering Lock-Up Agreements

Schlumberger Technology Corporation

Chris Wright

Michael Stock

II-1

EXHIBIT B

FORM OF LOCK-UP LETTER

April 29, 2022

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

The undersigned understands that the several underwriters listed in Schedule I to the Underwriting Agreement (the “Underwriters”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Liberty Energy Inc., a Delaware corporation (the “Company”), Liberty Oilfield Services New HoldCo LLC, a Delaware limited liability company (“Liberty LLC”), and Schlumberger Technology Corporation, providing for the public offering (the “Public Offering”) by the Underwriters, of an aggregate of 14,500,000 shares (the “Shares”) of the Class A common stock, par value $0.01 per share (the “Class A Common Stock”), of the Company

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Underwriters, it will not, during the period commencing on the date hereof and ending 30 days after the date of the final prospectus (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Class A Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Class A Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Class A Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Class A Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to: (a) transactions relating to shares of Class A Common Stock or securities convertible into or exercisable or exchangeable for Class A Common Stock being sold, cancelled or transferred pursuant to the transactions contemplated by the Underwriting Agreement; (b) transactions relating to shares of Class A Common Stock or other securities acquired in open market transactions after the completion of the Public Offering; (c) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Class A Common Stock, provided that (i) such plan does not provide for the transfer of Class A Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Class A Common Stock may be made under such plan during the Restricted Period; (d) transfers to the Company of shares of Class A Common Stock or any security convertible into or exercisable for Class A Common Stock in connection with agreements that provide the Company with a right of first refusal with respect to transfers of such shares or securities; (e) any sales of the undersigned’s securities made pursuant to a trading plan adopted pursuant to Rule 10b5-1 of the Exchange Act prior to the date hereof, provided that any filing under Section 16(a) of the Exchange Act that is made in connection with any such sales during the Restricted Period shall state that such sales have been executed under a trading plan pursuant to Rule 10b5-1 under the Exchange Act and shall also state the date such trading plan was adopted; and (f) the withholding of Class A Common Stock by the Company for the payment of taxes due upon any exercise of options or vesting or exercise of any equity-based award, in each case, outstanding on the date of the Public Offering, and in each case under the Company’s equity incentive plan or any other plan or agreement described in the prospectus included in or incorporated by reference into the Registration Statement, provided that, with respect to clause (f), any filing under Section 16(a) of the Exchange Act or any other public filing or disclosure of such transfer by or on behalf of the undersigned, shall clearly indicate in the footnotes thereto the nature and conditions of such transfer; provided that, with respect to clauses (a)-(d), (i) the restrictions contained in this “lock-up” letter shall apply to the shares of Class A Common Stock issued upon such exercise, conversion or settlement and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Class A Common Stock, shall be required or shall be voluntarily made during the Restricted Period (other than a Form 5 made when required or to the extent any such filing under Section 16(a) of the Exchange Act indicates that such transfer or distribution did not involve a disposition for value). In addition, the undersigned agrees that, without the prior written consent of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Class A Common Stock or any security convertible into or exercisable or exchangeable for Class A Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Class A Common Stock except in compliance with the foregoing restrictions. Notwithstanding the foregoing, in no circumstance shall the undersigned distribute any shares of Class A Common Stock during the Restricted Period to its equity holders other than in complete liquidation.

The restrictions contained herein shall not apply to any transfers, sales, tenders or other dispositions of Class A Common Stock or any security convertible into or exercisable or exchangeable for Class A Common Stock pursuant to a bona fide third party tender offer, merger, amalgamation, consolidation or other similar transaction made to or involving all holders of the Class A Common Stock or such other securities pursuant to which 100% ownership of the Company or Liberty LLC is transferred to such third party

(including, without limitation, the entering into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of Class A Common Stock or other such securities in connection with such transaction, or vote any Class A Common Stock or other such securities in favor of any such transaction); provided, that if such tender offer merger, amalgamation, consolidation or other similar transaction is not completed, any Class A Common Stock or any security convertible into or exercisable or exchangeable for Class A Common Stock subject to this letter shall remain subject to the restrictions contained in this letter.

Notwithstanding the foregoing, in the event that a release or waiver is granted by the Underwriters hereunder to any officer or director, relating to the lock-up restrictions set forth above for shares of the Company’s Class A Common Stock, then the same percentage of shares of the Company’s Class A Common Stock held by the undersigned (the “Pro-rata Release”) shall be immediately and fully released on the same terms from any remaining lock-up restrictions set forth herein; provided, however, that such Pro-rata Release shall not be applied in the event of any primary or secondary public offering or sale that is underwritten (an “Underwritten Sale”) of the Company’s Class A Common Stock during the restricted period set forth above, provided, however, that the undersigned is offered the opportunity to participate on a pro rata basis with and otherwise on the same terms as any other equity holders in such Underwritten Sale. In the event that any percentage of such Class A Common Stock released from the lock-up restrictions are subject to any restrictions of the type set forth in clause (1) or (2) of the second paragraph of this agreement, the same restrictions shall be applicable to the release of the same percentage of the Company’s Class A Common Stock held by the undersigned. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned understands and agrees that (a) the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering, (b) this agreement is irrevocable and shall be binding upon the undersigned’s legal representatives, successors and assigns, (c) the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering and (d) it has consulted its own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to the Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters. The undersigned understands that, if the Underwriting Agreement is executed but terminates (other than the provisions thereof which survive termination) prior to payment for and delivery of the Class A Common Stock to be sold thereunder, the undersigned shall be released from all obligations under this letter.

Very truly yours,

(Name)

(Address)

B-4